EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194171, 333-173785, 333-37024) of W. R. Grace & Co. of our report dated February 25, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2015

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